Exhibit (11)

October 1, 2008

SunAmerica Equity Funds

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311-4992

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to SunAmerica Equity Funds, a Massachusetts business trust (the “Trust”), on behalf of its series, SunAmerica International Equity Fund (the “Acquiring Fund”), in connection with the Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about October 1, 2008 (the “Registration Statement”), with respect to the Acquiring Fund’s Class A, Class B and Class C shares of beneficial interest (the “Shares”) to be issued in exchange for the assets of Focused International Equity Portfolio, a series of SunAmerica Focused Series, Inc., a Maryland corporation, as described in the Registration Statement (the “Reorganization”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

(b) copies, certified by the Secretary of the Commonwealth of Massachusetts, of the Trust’s Declaration of Trust dated June 18, 1986 and each amendment thereto filed with the Secretary of the Commonwealth (the “Declaration”);

(c) a copy of the Trust’s Establishment and Designation of Shares effective as of September 24, 1993 and filed with the Secretary of State of the Commonwealth of Massachusetts on October 8, 1993, as amended by the Establishment and Designation of Shares effective as of June 1, 1994 and filed with the Secretary of State of the Commonwealth of Massachusetts on May 19, 1994, the Establishment and Designation of Shares dated June 18, 1996 and filed with the Secretary of State of the Commonwealth of Massachusetts on June 27, 1996, the Establishment and Designation of shares dated April 15, 1998 and filed with the Secretary of State of the Commonwealth of

SunAmerica Equity Funds

October 1, 2008

Massachusetts on May 15, 1998, the Amendment to Establishment and Designation of Shares of Beneficial Interest dated September 13, 1999 and filed with the Secretary of State of the Commonwealth of Massachusetts on September 13, 1999, the Establishment and Designation of Shares of Beneficial Interest dated April 3, 2000 and filed with the Secretary of State of the Commonwealth of Massachusetts on April 3, 2000, the Establishment and Designating Series dated September 27, 2001 and filed with the Secretary of State of the Commonwealth of Massachusetts on October 9, 2001, the Amended and Restated Establishment and Designation of Series of Beneficial Interest dated October 15, 2001 and filed with the Secretary of the Commonwealth of Massachusetts on October 17, 2001, the Amended and Restated Establishment and Designation of Shares of Beneficial Interest dated September 10, 2002 and filed with the Secretary of State of the Commonwealth of Massachusetts on September 18, 2002, the Amendment to Establishment and Designation of Shares dated December 31, 2002 and filed with the Secretary of State of the Commonwealth of Massachusetts on December 31, 2002, the Amended Establishment and Designation of Series and Classes of Beneficial Interest dated January 27, 2004 and filed with the Secretary of State of the Commonwealth of Massachusetts on January 28, 2004, the Establishment and Designation of Shares of Beneficial Interest dated March 27, 2006 and filed with the Secretary of State of the Commonwealth of Massachusetts on March 28, 2006, the Amendment to Establishment and Designation of Shares of Beneficial Interest dated April 4, 2007 and filed with the Secretary of State of the Commonwealth of Massachusetts on April 5, 2007, the Amendment to Establishment and Declaration of Series dated May 15, 2007 and filed with the Secretary of State of the Commonwealth of Massachusetts on May 15, 2007, and the Amended and Restated Designation of Series of Shares of Beneficial Interests in the Trust and Designation of Classes dated August 28, 2007 and filed with the Secretary of State of the Commonwealth of Massachusetts on October 1, 2007 (as so amended, the “Designation”);

(d) an Officer’s Certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Declaration, the Trust’s By-Laws (the “By-Laws”), the Designation and the resolutions adopted by the Trustees of the Trust at a meeting held on August 26, 2008, authorizing the Reorganization and the issuance of the Shares on behalf of the Acquiring Fund (the “Resolutions”);

(e) a printer’s proof, received on October 1, 2008 of the Registration Statement; and

(f) a copy of the Agreement and Plan of Reorganization to be entered into by the Acquiring Fund in the form included as Appendix A to the draft Registration Statement referred to in paragraph (e) above (the “Agreement and Plan of Reorganization”).

SunAmerica Equity Funds

October 1, 2008

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the printer’s proof referred to in paragraph (e) above, and that the Agreement and Plan of Reorganization will be duly completed, executed and delivered by the parties thereto in substantially the form of the copies referred to in paragraph (f) above. We note that the resolutions adopted at the meeting of Trustees of the Trust held on August 26, 2008, as attached to the certificate referenced in paragraph (d) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that the Resolutions will be incorporated into minutes of such meeting and will be finalized and approved by the Trust’s Trustees prior to the issuance of the Shares in substantially the form attached to such certificate. We have also assumed for the purposes of this opinion that the Declaration, the Designation, the Resolutions and the Agreement and Plan of Reorganization will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which any tribunal may apply to such transaction. In addition, to the extent that the Declaration, the Designation or the By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

SunAmerica Equity Funds

October 1, 2008

Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Declaration, the Designation and the Resolutions and for the consideration described in the Agreement and Plan of Reorganization, will be validly issued, fully paid and nonassessable, except that shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ BINGHAM MCCUTCHEN LLP

BINGHAM McCUTCHEN LLP